SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2009

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:
Luis Carrillo
Carrillo Huettel, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
phone: 619.399.3090
fax: 619.330.1888

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

MKM Opportunity Master Fund, Limited

On January 9, 2009, Ethos Environmental, Inc. (the “Company” or “Ethos”) entered into a Settlement Agreement and General Release (the “MKM Settlement Agreement”) with MKM Opportunity Master Fund, Limited, a Cayman Islands corporation (the “MKM”) and non-affiliated investor, pursuant to which the Company and MKM amended the terms and conditions relating to a series of transactions by and between the Company and MKM, as set forth herein. In August 2008, Ethos issued a Convertible Promissory Note to MKM for the principal amount of $300,000. At that same time, in August 2008, Ethos issued a Common Stock Purchase Warrant to MKM for 1,000,000 shares of Ethos common stock (the “August Warrant”). Subsequently, in October 2008, Ethos issued a Common Stock Purchase Warrant to MKM for 500,000 shares of Ethos common stock (the “October Warrant”). The Note, August Warrant and October Warrant shall collectively be referred to as the “Prior Agreements.” The parties have resolved to terminate the Prior Agreements and enter into a new Common Stock Purchase Warrant and a new Convertible Promissory Note pursuant to terms and conditions herein as fully set forth in the MKM Settlement Agreement.

Pursuant to the terms of the MKM Settlement Agreement, MKM has provided additional financing to the Company in the amount of $250,000 and, in exchange, the Company has agreed to: (i) issue to MKM five hundred thousand (500,000) shares of the Company’s common stock (the “Settlement Shares”); (ii) pay five thousand dollars ($5,000) to MKM for legal fees incurred as part of the MKM Settlement Agreement (the “Legal Fees”); (iii) issue to MKM a five year Common Stock Purchase Warrant to purchase up to one million five hundred thousand (1,500,000) shares of Company common stock at $.25 per share (the “MKM Warrant”); and, (iv) issue a replacement Convertible Promissory Note (the “MKM Note”) in the principal amount of $550,000 bearing simple interest at a rate of ten percent (10%) per annum, which becomes due and payable on September 30, 2009. The MKM Note also contains customary events of default.

The respective descriptions of: (i) MKM Settlement Agreement; (ii) the MKM Note; and, (iii) the MKM Warrant are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed as exhibits to this Current Report on Form 8-K (the “Current Report”).

Private Placement

The Company is in the process of completing a non-brokered private placement, subject to market and other conditions, of $1,000,000 of 12% Convertible Debentures (the “Private Placement”). The Private Placement consists of 20 Units (each a “Unit”) offered at $50,000 per Unit, with each Unit being comprised of a 12% Convertible Debenture (the “2009 Note”), a Common Stock Purchase Warrant (the “2009 Warrant”) for the purchase of 100,000 shares of the Company’s Common Stock at $0.25 per share and 33,000 shares of the Company’s Common Stock as incentive shares for the purchase of each Unit. The Private Placement agreements contain standard representations, and warranties and affirmative and negative covenants, and are described in greater detail below.

The 2009 Note carries 12% interest and a 24 month maturity date and the entire principal amount of the 2009 Note, including any accrued interest, may be converted into shares of the Company’s common stock by election of the Holder at any time at a rate of $0.25 per share. Additionally, the Company may convert the entire principal amount of the 2009 Note, including accrued interest, into shares of the Company’s common stock if the closing price of the Company’s stock as reported on the Over the Counter Markets is $0.50 or more for 15 consecutive trading days with such conversion at a rate of $0.25 per share as well. The 2009 Note also contains customary events of default.  The 2009 Warrant is exercisable for an aggregate of 100,000 shares of Common Stock at an exercise price of $0.25 per share for three (3) years from date of issue.

The common stock being sold through this Private Placement has not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement under the Securities Act. This Current Report is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

The description of the Private Placement documents are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed as exhibits to this Current Report.

On January 9, 2009, pursuant to the Company’s Private Placement, the Company sold two Units to GreenBridge Capital Partners, IV, LLC, (“GBCP”) for an aggregate amount of $100,000.  The managing member of GBCP is Corey P. Schlossmann, our CEO.

On January 9, 2009, pursuant to the Company’s Private Placement, the Company sold one Unit to Dr. Luis Carrillo in the amount of $50,000.

Dick F. Chase

On January 8, 2009, the Company entered into a Settlement Agreement and Mutual General Release (the “Chase Settlement Agreement”) with Dick F. Chase, an individual (“Mr. Chase”) a non-affiliated investor pursuant to which the Company and Mr. Chase amended the terms and conditions relating to a Promissory Note issued by the Company on March 31, 2008 (the “2008 Note”).  On March 31, 2008, the Company issued the 2008 Note to Chase in the principal amount of $300,000 bearing interest at 12% per annum, payable monthly in arrears. The 2008 Note was to be due in full on March 31, 2009. The Company and Mr. Chase have now amended the 2008 Note in order to convert $50,000 of the principal amount due under the 2008 Note into one Unit under the Private Placement. Additionally, the Company will issue a new note in the principal amount of $250,000 bearing interest at 12% per annum, due in full on or before December 31, 2009 (the “Chase Note”) which provides that Mr. Chase shall have the right to convert any amounts due under the Chase Note into additional Units as set forth therein.

The respective descriptions of (i) Chase Settlement Agreement (ii) the Chase Note; and (iii) the Private Placement documents are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, forms of which are filed as exhibits to this Current Report.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02    Unregistered Sales of Equity Securities.

The Securities issued pursuant to the MKM Settlement Agreement, the Chase Settlement Agreement and the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated by the MKM Settlement Agreement, the Chase Settlement Agreement and the Private Placement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder. In each of MKM Settlement Agreement, the Chase Settlement Agreement and the Private Placement, the investing party made representations to the Company regarding their respective suitability to invest, including, without limitation, that each investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act. The Company did not engage in general solicitation in connection with the sale of the Securities.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Mutual General Release (MKM Settlement Agreement)
10.2	Convertible Promissory Note (MKM Note)
10.3	Common Stock Purchase Warrant (MKM Warrant)
10.4	Settlement Agreement and Mutual General Release (Chase Settlement Agreement)
10.5	Convertible Promissory Note (Chase Note)
10.6	Private Placement Securities Purchase Agreement
10.7	Private Placement Convertible Promissory Note
10.8	Private Placement Common Stock Purchase Warrant
10.9	Private Placement Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2009	Ethos Environmental, Inc.

By: /s/ Corey P. Schlossmann
Corey P. Schlossmann,
President & CEO